UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2009, AMCOL International Corporation (the “Company”) and certain of its wholly-owned subsidiaries entered into the Fourth Amendment to Credit Agreement with Harris N.A., Wells Fargo Bank, N.A., Bank of America, N.A., The Northern Trust Company, RBS Citizens, N.A. and HSBC Bank USA, N.A. (the “Fourth Amendment”).  The Fourth Amendment amends the Credit Agreement dated November 10, 2005, and amended June 14, 2006, March 8, 2007 and May 20, 2008, among the parties (the “Credit Agreement”).

The Fourth Amendment contains certain modifications with respect to, among other matters, various definitions and covenants, as described in Exhibit 10.1.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Fourth Amendment to Credit Agreement dated as of September 18, 2009 among AMCOL International Corporation and certain of its wholly-owned subsidiaries and Harris N.A. and certain other lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION
Date: September 21, 2009	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment to Credit Agreement dated as of September 18, 2009 among AMCOL International Corporation and certain of its wholly-owned subsidiaries and Harris N.A. and certain other lenders.